UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 17, 2013

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2013, CSC Holdings, LLC (“CSC Holdings”), and certain of its subsidiaries (the “Restricted Subsidiaries”) entered into a new Credit Agreement, dated as of April 17, 2013 (the “New Credit Agreement”), among CSC Holdings, the Restricted Subsidiaries parties thereto, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer. The New Credit Agreement refinances and replaces the existing credit agreement, dated as of February 24, 2006, as first amended and restated in its entirety as of May 27, 2009 and further amended and restated in its entirety as of April 13, 2010 (as amended and restated, the “2006 Credit Agreement”), among CSC Holdings, the Restricted Subsidiaries parties thereto, the lenders parties thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer. Capitalized terms used herein and not otherwise defined have the meanings given to them in the New Credit Agreement.

In connection with the New Credit Agreement, the 2006 Credit Agreement was terminated. At the time when the 2006 Credit Agreement was terminated and the New Credit Agreement became effective, there were outstanding under the 2006 Credit Agreement no revolving credit loans, $908.2 billion of term A loans and $2.324 billion of term B loans.

The New Credit Agreement provides for (1) a Revolving Credit Facility of $1.50 billion, (2) a Term A Facility of approximately $958.5 million and (3) a Term B Facility of approximately $2.350 billion, each subject to adjustment from time to time in accordance with the terms of the New Credit Agreement. Immediately following the closing of the New Credit Agreement there were outstanding thereunder approximately $958.5 million of Term A Loans and $2.350 billion of Term B Loans. No amounts were drawn under the Revolving Credit Facility. In addition, the New Credit Agreement provides for Extended Facilities and Additional Facilities, as described below, subject to an aggregate Maximum Facilities Limit on all Facilities (including the Revolving Credit Facility, the Term A Facility and the Term B Facility described above and any Extended Facilities and Additional Facilities) equal to the greater of (1) $4.8085 billion and (2) an amount such that the Senior Secured Leverage Ratio would not exceed 3.50 to 1.00.

Under the New Credit Agreement, commitments under the Revolving Credit Facility expire on April 17, 2018, the Term A Loans amortize quarterly in accordance with their terms from September 30, 2014 through April 17, 2018 with a final Maturity Date on April 17, 2018, and the Term B Loans amortize quarterly in accordance with their terms from September 30, 2013 through April 17, 2020 with a final Maturity Date on April 17, 2020. Unless earlier terminated in accordance with the terms of the New Credit Agreement, all the Facilities terminate on their final Maturity Dates, other than any Additional Facilities or Extended Facilities that may be entered into in the future under the terms of the New Credit Facility and which will terminate on the date specified in the respective supplements or agreements establishing such facilities. The New Credit Agreement provides for issuance of letters of credit in an aggregate amount of up to $150 million. Letters of credit outstanding under the 2006 Credit Agreement at the time of its termination were continued under the New Credit Agreement. Loans under the 2006 Credit Agreement and the New Credit Agreement are direct obligations of CSC Holdings, guaranteed by most of the Restricted Subsidiaries and secured by the pledge of the stock and other security interests of most of the Restricted Subsidiaries under a pledge agreement dated as of April 17, 2013 (the “Pledge Agreement”) among CSC Holdings, certain subsidiaries of CSC Holdings, as Pledgors and Bank of America, N.A., as Secured Party.

Loans under the New Credit Agreement bear interest as follows:

•

Revolving Credit Loans and Term A Loans, either (i) for Eurodollar Rate Loans, the Eurodollar Rate plus a spread ranging from 1.50% to 2.25% based on the Cash Flow Ratio, with the initial rate being the Eurodollar Rate plus 2.00% or (ii) for Base Rate Loans, the Base Rate plus a spread ranging from 0.50% to 1.25% based on the Cash Flow Ratio, with the initial rate being the Base Rate plus 1.00%, the initial rate in each case being for the period through and including the date of the delivery to the Lenders of the Compliance Certificate for the quarter ending September 30, 2013;

•	Term B Loans, either (i) the Eurodollar Rate plus a spread of 2.50% or (ii) the Base Rate plus a spread of 1.50%.

Two financial maintenance covenants are applicable to the Revolving Credit Facility and the Term A Loans: (1) a maximum Cash Flow Ratio of 5.0 to 1 and (2) a maximum Senior Secured Leverage Ratio of 4.0 to 1. The financial maintenance covenants do not apply to the Term B Loans.

Among other things, the New Credit Agreement provides for the specific mechanics of extending, from time to time, the Revolving Credit Facility, Term A Loans and Term B Loans, and any Additional Facility Commitments or Additional Facility Loans, as applicable, with the terms of such Extended Facility or Additional Facility to be documented at the time of such extension or addition in an Extended Facility Agreement or an Additional Facility Supplement.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the New Credit Agreement and the Pledge Agreement and is qualified in its entirety by reference to those agreements, a copy of each of which is attached as an exhibit to this Current Report on Form 8-K. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Exhibits

(d)	Exhibits

10.1	Credit Agreement, dated as of April 17, 2013 among CSC Holdings, LLC, the Restricted Subsidiaries parties thereto, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer.

10.2	Pledge Agreement dated as of April 17, 2013 among CSC Holdings, LLC, certain Subsidiaries of CSC Holdings, LLC, as Pledgors and Bank of America, N.A., as Secured Party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)

By:	/s/ Victoria M. Mink
	Name:	Victoria M. Mink
	Title:	Senior Vice President, Controller and Principal Accounting Officer

Dated: April 23, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)

By:	/s/ Victoria M. Mink
	Name:	Victoria M. Mink
	Title:	Senior Vice President, Controller and Principal Accounting Officer

Dated: April 23, 2013